 Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
OF INTEGRITY CAPITAL INCOME FUND, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying transition report on Form 10-Q for the transition period November 1, 2016 to December 31, 2016 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Integrity Capital Income Fund, Inc. (the "Company") hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2017	/s/ Eric Davis Eric Davis President, Chief Investment Officer and Chief Compliance Officer